UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2007

Date of report (Date of earliest event reported)

APPLERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices, including zip code)

(203) 840-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) On May 25, 2007, Applera Corporation (“Applera”) entered into a Credit Agreement (the “Credit Agreement”) with Citigroup Global Markets Inc., as sole arranger, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and ABN AMRO Bank N.V., as co-documentation agents, Citibank, N.A., as administrative agent, and the initial lenders named therein. The Credit Agreement replaces Applera’s existing $200,000,000, unsecured, revolving credit facility dated as of April 15, 2005, among Applera, the initial lenders named therein, Citigroup Global Markets Inc., as sole arranger, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and ABN AMRO Bank N.V., as co-documentation agents, and Citibank, N.A., as administrative agent, which was scheduled to mature on April 15, 2010.

The Credit Agreement provides Applera and its subsidiaries with a five-year, $200,000,000, unsecured, revolving credit facility to be used for general corporate purposes, including commercial paper backstop. Applera can request additional lending commitments from one or more of the lenders under the Credit Agreement or from additional lenders that would increase the total lending commitments under the Credit Agreement to $250,000,000, provided that it meets specified credit rating criteria.

Borrowings under the Credit Agreement may be made in U.S. Dollars, Canadian Dollars, Australian Dollars, Pounds Sterling, Swiss Francs, Euros and Japanese Yen, as well as any other actively traded currency that is fully convertible and transferable into U.S. Dollars and available from all lenders. Borrowings under the Credit Agreement will bear interest at a fluctuating rate generally equal to Citibank, N.A.’s base rate or at a periodic fixed rate equal to LIBOR plus a margin of between 15 and 32.5 basis points based on Applera’s long-term senior unsecured non-credit enhanced debt ratings. In addition, Applera will pay a per annum facility fee of between 5 and 12.5 basis points and, when outstanding borrowings exceed 50% of the commitments, a utilization fee of between 5 and 7.5 basis points, in each case based on Applera’s long-term senior unsecured non-credit enhanced debt ratings. The Credit Agreement requires Applera to maintain a ratio of debt to capitalization (as defined in the Credit Agreement) of no more than 0.50 to 1.00. A copy of the Credit Agreement is attached as Exhibit 4.1 to this report and incorporated by reference herein.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Applera and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

(a) The text of Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit No.	Description

4.1	Credit Agreement dated as of May 25, 2007, among Applera Corporation, the initial lenders named therein, Citigroup Global Markets Inc., as sole arranger, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and ABN AMRO Bank N.V., as co-documentation agents, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

	By:	/s/ Dennis L. Winger
Dennis L. Winger
Senior Vice President and Chief Financial Officer

Dated: May 31, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Credit Agreement dated as of May 25, 2007, among Applera Corporation, the initial lenders named therein, Citigroup Global Markets Inc., as sole arranger, JPMorgan Chase Bank, N.A., as syndication agent, Bank of America, N.A. and ABN AMRO Bank N.V., as co-documentation agents, and Citibank, N.A., as administrative agent.